EXHIBIT 10.25

AMENDMENT #3 TO THE SENIOR PROMISSORY NOTE ISSUED ON MAY 9, 2023

THIS AMENDMENT #3 to the Note (as defined below) (the “Amendment”) is entered into as of December 26, 2024 (the “Effective Date”), by and between Vemanti Group, Inc., a Nevada corporation (the “Company”), and FirstFire Global Opportunities Fund, LLC, a Delaware limited liability company (the “Holder”) (collectively the “Parties”).

BACKGROUND

A. The Company and Holder are the Parties to that certain promissory note originally issued by the Company to the Holder on May 9, 2023, in the original principal amount of $162,750.00 (as amended from time to time, the “Note”).

NOW THEREFORE, in consideration of the execution and delivery of the Amendment and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. All capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Note.

2. The original reference to “$0.225” in Section 1.2(a) of the Note was replaced with “ the current market price of the Company’s common stock minus $0.10, but under no circumstances less than $0.10 or more than $0.30” will now be replaced with “$0.06”.

3. The Parties agree that the Holder will convert the entire outstanding balance of Note at $0.06 no later than 3 business days after the execution of this Amendment so that the balance of the Note will $0. If the Holder does not convert the Note as set forth above, this Amendment will be null and void.

4. Section 4.5 of the Note shall apply to this Amendment.

5. This Amendment may be executed in two or more counterparts, each of which when so executed and delivered to the other party shall be deemed an original. The executed page(s) from each original may be joined together and attached to one such original and shall thereupon constitute one and the same instrument. Such counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

6. This Amendment shall be deemed part of, but shall take precedence over and supersede any provisions to the contrary contained in the Note. Except as specifically modified hereby, all of the provisions of the Note, which are not in conflict with the terms of this Amendment, shall remain in full force and effect.

[Signature page to follow]

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

Vemanti Group, Inc.		FirstFire Global Opportunities Fund, LLC

		By:	FirstFire Capital Management, LLC, its manager

By:	/s/ Hoang Van Nguyen	By:	/s/ Eli Fireman
Name:	Hoang Van Nguyen	Name:	Eli Fireman
Title:	Chief Executive Officer

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